UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: June 18, 2008

Commission File Number: 333-146802

MANTRA VENTURE GROUP LTD.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street
Vancouver, British Columbia, V6B 1H7

(Address of principal executive offices)

(604) 609 2898
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

Primus Public Relations

On June 9, 2008 Mantra Venture Group Ltd. (the “Company”) entered into an investor relations service agreement with Primus Public Relations (“Primus Public”).

There is no material relationship between the Company or its affiliates and Primus Public, other than in respect of the agreement entered into.

Terms

  The term of the agreement is three months commencing June 9, 2008, or until cancelled earlier by either party on 30 days written notice.
  If the Company ceased to be quoted on the OTCBB, the agreement terminates immediately and no further payments are due to Primus Public.
  The Company is obligated to pay Primus Public $3,000 each month and to issue Primus Public 100,000 options to purchase common stock of the Company, exercisable at $0.20 per share until June 9, 2009 or upon termination of the agreement, whichever occurs earlier.

Item 1.01 Entry into Material Definitive Agreement

ECON Corporate Services, Inc.

On June 15, 2008 the Company entered into a consulting agreement with ECON Corporate Services, Inc. (“ECON”).

Terms

  The term of this agreement is one year, commencing on June 15, 2008, or after a minimum of four months of the agreement being effective, the agreement may be terminated on 30 days notice by either party
  The Company is obligated to pay ECON compensation of $2,000 per month, plus 150,000 common shares over a twelve month period, payable in quarterly installments.

Pursuant to the agreement, the Company issued 37,500 common shares to ECON on June 15, 2008.

There was no material relationship between the Company or its affiliates and ECON, other than in respect of the material definitive agreement entered into.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

10.1	Investor Relations Service Agreement between Mantra Venture Group Ltd. and Primus Public Relations dated as of June 9, 2008.

10.2	Consulting Agreement between Mantra Venture Group Ltd. and ECON Corporate Services, Inc. dated as of June 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2008	MANTRA VENTURE GROUP LTD.
(Registrant)

By: /s/ Larry Kristof President, Chief Executive Officer, Secretary, Treasurer, and Director